SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Titan Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TITAN PHARMACEUTICALS, INC.

400 Oyster Point Boulevard

Suite 505

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 29, 2008

To the Stockholders of

Titan Pharmaceuticals, Inc.

Notice is hereby given that the Annual Meeting of the Stockholders of Titan Pharmaceuticals, Inc. (the “Company”) will be held on May 29, 2008 at 9:00 a.m. local time at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. The meeting is called for the following purpose:

1. To elect a board of nine directors;

2. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 125,000,000;

3. To approve the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as the independent auditors of the Company for the fiscal year ending December 31, 2008; and

4. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on April 2, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s offices during the 10-day period preceding the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

By Order of the Board of Directors,

Marc Rubin, M.D. President and Chief Executive Officer

Dated: May 1, 2008

TITAN PHARMACEUTICALS, INC.

400 Oyster Point Boulevard

Suite 505

South San Francisco, California 94080

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Titan Pharmaceuticals, Inc. (the “Company,” “Titan,” “we,” “us,” or “our”) for the Annual Meeting of Stockholders to be held at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on May 29, 2008, at 9:00 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption “Election of Directors.”

The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s stockholders is May 5, 2008.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting and cancel any proxy previously given.

VOTING SECURITIES

Only holders of shares of common stock, $.001 par value per share (the “Shares”), of record at the close of business on April 2, 2008 are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote 58,281,460 Shares. For purposes of voting at the meeting, each Share is entitled to one vote upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Shares represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of our directors. The affirmative vote of a majority of our outstanding shares is required to approve the amendment to our certificate of incorporation to increase the number of our authorized shares to 125,000,000. The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Odenberg, Ullakko, Muranishi & Co. LLP, independent certified public accountants, as our independent auditors. Any Shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for any individual may result in another individual’s receiving a larger proportion of votes. Any shares not voted will have the same effect as a vote against the proposal to amend our certificate of incorporation. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of the ratification of our independent auditors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, nine directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of the nine persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the directors. Louis R. Bucalo, M.D., formerly a member of our Board of Directors and our Executive Chairman, retired and resigned from his positions with us on April 29, 2008.

The following sets forth the names and ages of the nine nominees for election to the Board of Directors, their respective principal occupations or brief employment history and the period during which each has served as a director of the Company.

Name	Age	Director Since
Victor J. Bauer, Ph.D.	72	November 1997
Sunil Bhonsle	58	February 2004
Eurelio M. Cavalier (1)(3)(4)	75	September 1998
Hubert E. Huckel, M.D. (1)(2)(3)	76	October 1995
Joachim Friedrich Kapp, M.D., Ph.D.	65	August 2005
M. David MacFarlane, Ph.D. (2)(4)	67	May 2002
Marc Rubin, M.D.	53	November 2007
Ley S. Smith (1)(2)(4)	73	July 2000
Konrad M. Weis, Ph.D. (1)(3)	79	March 1993

(1)	Member of Executive Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee
(4)	Member of Nominating Committee

Victor J. Bauer, Ph.D. has served on our Board of Directors since November 1997. Dr. Bauer serves as the Executive Vice President of Concordia Pharmaceuticals, Inc., a biopharmaceutical company he co-founded in January 2004. From February 1997 through March 2003, Dr. Bauer was employed by Titan, most recently as our Executive Director of Corporate Development. From April 1996 until its merger into Titan, Dr. Bauer also served as a director and Chairman of Theracell. From December 1992 until February 1997, Dr. Bauer was a self-employed consultant to companies in the pharmaceutical and biotechnology industries. Prior to that time, Dr. Bauer was with Hoechst-Roussel Pharmaceuticals Inc., where he served as President from 1988 through 1992.

Sunil Bhonsle has served as our Executive Vice President and Chief Operating Officer since September 1995, and as a director of Titan since February 2004. Mr. Bhonsle served in various positions, including Vice President and General Manager—Plasma Supply and Manager—Inventory and Technical Planning, at Bayer Corporation from July 1975 until April 1995. Mr. Bhonsle holds an M.B.A. from the University of California at Berkeley and a B.Tech. in chemical engineering from the Indian Institute of Technology.

Eurelio M. Cavalier has served on our Board of Directors since September 1998. He was employed in various capacities by Eli Lilly & Co. from 1958 until his retirement in 1994, serving as Vice President Sales from 1976 to 1982 and Group Vice President U.S. Pharmaceutical Business Unit from 1982 to 1993.

Hubert E. Huckel, M.D. has served on our Board of Directors since October 1995. He served in various positions with The Hoechst Group from 1964 until his retirement in December 1992. At the time of his retirement, Dr. Huckel was Chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc., Chairman and President of Hoechst-Roussel Agri-Vet Company and a member of the Executive Committee of Hoechst Celanese Corporation. He currently serves on the Board of Directors of ThermoGenesis Corp., Catalyst Pharmaceuticals, Inc. and Concordia Pharmaceuticals, Inc. He is a member of the compensation committee of ThermoGenesis Corp.

Joachim Friedrich Kapp, M.D., Ph.D. has served on our Board of Directors since August 2005. Dr. Kapp has worked in various capacities for Schering AG since 1975, from 1991 on as President of the Global Business Unit, Specialized Therapeutics. Dr. Kapp worked in various capacities with Warner Lambert and its subsidiaries between 1984 and 1990. Dr. Kapp holds an M.D. and a Ph.D. from The University of Essen, Germany.

M. David MacFarlane, Ph.D. has served on the Board of Directors since May 2002. From 1989 until his retirement in August 1999, Dr. MacFarlane served as Vice President and Responsible Head of Regulatory Affairs of Genentech, Inc. Prior to joining Genentech, Inc., he served in various positions with Glaxo Inc., last as Vice President of Regulatory Affairs.

Marc Rubin, M.D.—has served as our President and Chief Executive since October 2007 and as a director since November 2007. Until February 2007, Dr. Rubin served as Head of Global Research and Development for Bayer Schering Pharma, as well as a member of the Executive Committee of Bayer Healthcare and the Board of Management of Bayer Schering Pharma. Prior to the merger of Bayer Pharmaceuticals and Schering AG in June 2006, Dr. Rubin was a member of the Executive Board of Schering AG since joining such company in October 2003, as well as Chairman of Schering Berlin Inc. and President of Berlex Pharmaceuticals, a division of Schering AG. From 1990 until August 2003, Dr. Rubin was employed by GlaxoSmithKline where he held positions of responsibility in global clinical and commercial development overseeing programs in the United States, Europe, Asia and Latin America. From 2001 through 2003, he was Senior Vice President of Global Clinical Pharmacology & Discovery Medicine. Dr. Rubin holds an M.D. from Cornell University Medical College. Dr. Rubin currently serves on the Board of Directors of Medarex, Inc.

Ley S. Smith has served on our Board of Directors since July 2000. He served in various positions with The Upjohn Company and Pharmacia & Upjohn from 1958 until his retirement in November 1997. From 1991 to 1993 he served as Vice Chairman of the Board of The Upjohn Company, and from 1993 to 1995 he was President and Chief Operating Officer of The Upjohn Company. At the time of his retirement, Mr. Smith was Executive Vice President of Pharmacia & Upjohn, and President of Pharmacia & Upjohn’s U.S. Pharma Product Center.

Konrad M. Weis, Ph.D. has served on our Board of Directors since March 1993. He is the former President, Chief Executive Officer and Honorary Chairman of Bayer Corporation. Since 1995, Dr. Weis has been serving as a director and member of the Investment Committee of The Heinz Endowment in Pittsburgh. Since 2004, he has been serving as Emeritus Life Trustee of Carnegie-Mellon University and its Executive Committee, and of the Carnegie Museums of Pittsburgh.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE NOMINEES.

EXECUTIVE OFFICERS

The following sets forth the names and ages of our executive officers, their respective positions and offices, and their respective principal occupations or brief employment history.

Name	Age	Office
Marc Rubin, M.D.	53	President and Chief Executive Officer
Sunil Bhonsle	58	Executive Vice President, Chief Operating Officer and Director
Robert E. Farrell, J.D.	58	Executive Vice President and Chief Financial Officer

Marc Rubin, M.D. see biographical information set forth above under “Election of Directors.”

Sunil Bhonsle see biographical information set forth above under “Election of Directors.”

Robert E. Farrell, J.D. has served as our Executive Vice President and Chief Financial Officer since September 1996. Mr. Farrell was employed by Fresenius USA, Inc. from 1991 until August 1996 where he served in various capacities, including Vice President Administration, Chief Financial Officer and General Counsel. His last position was Corporate Group Vice President. Mr. Farrell holds a B.A. from the University of Notre Dame and a J.D. from Hastings College of Law, University of California.

The Board and Board Committees

Board Committees

Board of Directors. The Board of Directors met six times during 2007. Each director is expected to attend meetings of our Board of Directors and meetings of committees of our Board of Directors of which he is a member, and to spend the time necessary to properly discharge his respective duties and responsibilities. During 2007, each incumbent director, except Dr. Kapp, attended at least 75% of the total number of meetings of our Board of Directors and meetings of committees of our Board of Directors of which he was a member. Dr. Kapp attended four of the six meetings of our Board of Directors during 2007. We do not have a policy with regard to Board members’ attendance at annual meetings of stockholders. Dr. Bucalo, formerly our Executive Chairman, and Mr. Bhonsle attended the Company’s previous annual meeting.

The following members of our Board of Directors meet the independence requirements and standards currently established by the American Stock Exchange: Victor J. Bauer, Eurelio M. Cavalier, Hubert E. Huckel, Joachim Friedrich Kapp, M. David MacFarlane, Ley S. Smith and Konrad M. Weis.

The Board of Directors has an Executive Committee, a Compensation Committee, a Nominating Committee and an Audit Committee.

Executive Committee. The Executive Committee exercises all the power and authority of the Board of Directors in the management of Titan between Board meetings, to the extent permitted by law. The Executive Committee consists of four directors, Eurelio M. Cavalier, Hubert E. Huckel, Ley S. Smith and Konrad M. Weis. The Executive Committee met one time during 2007.

Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our officers, including our Chief Executive Officer, and employees and administers our stock option plans. The Compensation Committee consists of three directors, Eurelio M. Cavalier, Hubert E. Huckel and Konrad M. Weis, each of whom meets the independence requirements and standards currently established by the American Stock Exchange. During 2007, the Compensation Committee met six times. Please see the description of our compensation practices and procedures on page 7 of this proxy statement.

Nominating Committee. The purpose of the Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become board members, in determining the composition of the Board of Directors and in monitoring the process to assess Board effectiveness. The Nominating Committee consists of three directors, Eurelio M. Cavalier, M. David MacFarlane and Ley S. Smith, each of whom meets the independence requirements and standards currently established by the American Stock Exchange. The Nominating Committee did not meet during 2007 but took action by unanimous consent one time. The Nominating Committee operates under a written charter, a copy of which is attached to this proxy statement. Although it has not done so in the past, the Nominating Committee may retain search firms to assist in identifying suitable director candidates.

The Nominating Committee will consider director candidates recommended by security holders. Potential nominees to the Board of Directors are required to have such experience in business or financial matters as would make such nominee an asset to the Board of Directors and may, under certain circumstances, be required to be “independent”, as such term is defined in the American Stock Exchange Rules and applicable Securities and Exchange Commission (“SEC”) regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board of Directors must send the name, address, and a brief (no more than 500 words) biographical description of such potential nominee to the Nominating Committee at the following address: Nominating Committee of the Board of Directors, c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating Committee, and/or any other method the Nominating Committee deems appropriate, which may, but need not include a questionnaire. The Nominating Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board of Directors, (ii) a director is not standing for re-election, or (iii) the Nominating Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated any differently than any other potential nominee.

Audit Committee. The Audit Committee (which is formed in compliance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended , or the “Exchange Act”) consists of three directors, Ley S. Smith, M. David MacFarlane and Hubert E. Huckel, each of whom meets the independence requirements and standards currently established by the American Stock Exchange and the SEC. In addition, the Board of Directors has determined that Mr. Smith is an “audit committee financial expert” and “independent” as defined under the relevant rules of the SEC and the American Stock Exchange. The Audit Committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of Titan’s internal accounting, auditing and financial reporting practices. The Audit Committee is responsible for retaining (subject to stockholder ratification) and, as necessary, terminating, the independent auditors, annually reviewing the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approving audit and non-audit services to be performed by the auditors and related fees. The Audit Committee operates under a written charter, a copy of which is attached to this proxy statement. During 2007, the Audit Committee met four times.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code”) that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer (our principal executive officer and principal financial and accounting officer, respectively). The Code was filed as Exhibit 14 to our annual report on Form 10-K for the year ended December 31, 2003 and has been incorporated by reference into this proxy statement. A written copy of the Code will be provided upon request at no charge by writing to our Chief Financial Officer, Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

Changes in Director Nomination Process for Stockholders

None.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during 2007.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Our Compensation Committee currently oversees the design and administration of our executive compensation program.

The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites consist of life, health and disability insurance benefits, and a qualified 401(k) savings plan. Our philosophy is to position the aggregate of these elements at a level that is competitive within the industry and commensurate with our size and performance.

During 2007, our board of directors at the initiation of our then Chairman, President and Chief Executive Officer, Louis R. Bucalo, MD, discussed the possibility of expanding our management team with a senior executive with expertise in product registration and commercialization who could assist us in growing our company and achieving future strategic objectives as our products advanced in late stage development and approached potential commercialization. Dr. Bucalo led the recruitment effort and subsequently identified Marc Rubin as a strong candidate. Our board of directors agreed that Dr. Rubin’s extensive pharmaceutical industry experience in product development and commercialization would enhance Titan’s capabilities and concurred that it was in the company’s best interests that he be retained as President and Chief Executive Officer. The board also concurred that it was important that Dr. Bucalo retain the role of Executive Chairman to enable a smooth transition, as well as to continue to play an integral role in the development and implementation of our strategic goals. Accordingly, effective October 1, 2007, Dr. Rubin joined us in his current position and Dr. Bucalo assumed the role of Executive Chairman.

The compensation package for Dr. Rubin was determined based on a review of CEO compensation information provided in the Radford Biotechnology Survey. In addition, we engaged Compensation Resources, a consulting firm, to provide information on current CEO compensation packages for similar companies. In connection with its review of Dr. Rubin’s proposed compensation package, our Compensation Committee retained ExeQuity LLP, a consulting firm specializing in executive compensation, which concurred that the proposed compensation was appropriate and within the mid-range for similarly situated executives.

The revised compensation package for Dr. Bucalo was determined by the Compensation Committee after consultation with ExeQuity LLP. Among the factors considered by the Compensation Committee were the terms of Dr. Bucalo’s existing employment agreement with Titan, the active role he would continue to play with respect to specific strategic initiatives and financing efforts and the need to provide continuity of management. The consultant and the Compensation Committee specifically recognized Dr. Bucalo’s role as our founder and President and Chief Executive Officer since inception. The compensation packages for both Dr. Bucalo and Dr. Rubin were approved by the Board of Directors.

Dr. Bucalo retired and resigned from his positions with us on April 29, 2008. The terms of his agreement relating to his retirement and resignation were approved by our Compensation Committee and Executive Committee.

With respect to the remaining named executive officers, the Compensation Committee reviewed the results provided by the Radford Biotechnology Survey, as well as the cost of living provisions contained in our current agreements with these executives. It also reviewed the severance and death benefit provisions contained in existing agreements and made a determination that adjustments needed to be made in order to update those provisions to be similar to those contained in other recent agreements.

Compensation Program Objectives and Philosophy

In General. The objectives of our compensation programs are to:

•	attract, motivate and retain talented and dedicated executive officers,

•	provide our executive officers with both cash and equity incentives to further our interests and those of our stockholders, and

•	provide employees with long-term incentives so we can retain them and provide stability during our growth stage.

Generally, the compensation of our executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options based on individual and company performance. In adjusting base salaries, the Compensation Committee reviews the individual contributions of the particular executive. The annual incentive compensation award is a discretionary award determined by the Compensation Committee based on company performance. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of our common stock over time.

Competitive Market. We define our competitive markets for executive talent to be the pharmaceutical and biotechnology industries in northern California and New Jersey. To date, we have utilized the Radford Biotechnology Surveys, a third party market specific compensation survey, and, when applicable, other independent third-party compensation consultants to benchmark our executive compensation.

Compensation Process. The Compensation Committee reviews and approves all elements of compensation for each of our named executive officers taking into consideration recommendations from our principal executive officer (for compensation other than his own), as well as competitive market guidance from the Radford Biotechnology Surveys and, when applicable, other independent third-party compensation consultants.

Base Salaries

In General. We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary to attract and retain an appropriate caliber of talent for the applicable position, and to provide a base wage that is not subject to our performance risk. We review base salaries for our named executive officers annually and cost of living increases and other changes are based on compensation surveys, the Company’s performance and individual performance, such as meeting product development and corporate objectives. The salary of our principal executive officer and the salaries of our named executive officers are set by the Compensation Committee.

Total Compensation Comparison. Base salaries accounted for approximately 40% of total compensation for the principal executive officer and approximately 67% on average for our other named executive officers.

Annual Cash Incentives

In General. We provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to motivate executives to achieve our annual business goals. We review potential annual cash incentive awards for our named executive officers and other executives annually to determine award payments, if any, for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year. We do not have a formal annual incentive plan and payment of annual cash incentive awards are subject to the discretion of the Compensation Committee.

Target Award Opportunities. Our 2007 cash incentive awards were subject to the Compensation Committee’s discretion and took into account corporate performance measures, including, but not limited to, product development milestones and results of operations. There are annual target award opportunities expressed as a percentage of base salary paid during the fiscal year as specified in the employment agreements. For the last completed fiscal year, annual cash incentive opportunities for the named executive officers are summarized below. There were no cash bonuses paid to our named executive officers during or related to 2007.

		Annual Cash Incentive Award Opportunity
		Target Performance
		% Salary	Amount	Amount Paid
Marc Rubin, M.D. (1)	FY 2007	50%	$51,875	$—
Louis R. Bucalo, M.D (2)	FY 2007	—	$—	$—
Sunil Bhonsle	FY 2007	20%	$59,580	$—
Robert E. Farrell, J.D.	FY 2007	20%	$49,740	$—

(1)	Dr. Rubin’s target bonus has been prorated to reflect his October 1, 2007 employment start date.
(2)	Dr. Bucalo retired and resigned from his positions with us on April 29, 2008.

Individual Performance Goals. The performance goals for the executives are aligned with the objectives for the Company and seek to advance our product development goals. The Compensation Committee takes into account individual and Company performance in determining awards.

Discretionary Adjustments. Incentive awards are subject to the Compensation Committee’s discretion. We may make adjustments to our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These adjustments may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting or taxation standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions, or divestitures.

Total Compensation Comparison. For the last completed fiscal year, cash incentive awards accounted for none of the total compensation for the principal executive officer and our other named executive officers.

Long-term Equity Incentives

We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability. Equity awards also are less costly to us in the short term than cash compensation. We review long-term equity incentives for our named executive officers and other executives annually.

For our named executive officers, our stock option grants are of a size and term determined and approved by the Compensation Committee in consideration of the range of grants in the Radford Survey, with the exception of Dr. Rubin’s initial grant upon joining us, which was determined as noted above. We have traditionally used stock options as our form of equity compensation because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing shareholders’ interests and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards. Generally, all grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates. For a discussion of the determination of the fair market value of these grants, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and the Use of Estimates” included in our Annual Report on Form 10-K for the year ended December 31, 2007.

We do not time stock option grants to executives in coordination with the release of material non-public information. For the last two years, annual grants to employees (including executive officers) have been made on the first business day of the year. Beginning with annual grants for 2007, the grants will be made on the first Monday in January that is a business day. Initial Director option grants may be granted on the date the Director joins the Board of Directors. Biennial Director option grants are granted automatically upon election at the annual shareholder meeting. Director committee option grants are made at the first meeting of the Board of Directors after Titan’s annual shareholder meeting. We also make automatic option grants on the five and ten year anniversary date of an employee’s employment. Newly-hired employees may be granted options on the first day of employment. Our stock option grants have a 10-year contractual exercise term. In general, the option grants are also subject to the following post-termination and change in control provisions:

Event	Award Vesting	Exercise Term
• Termination by us for Reason Other than Cause, Disability or Death	• Forfeit Unvested Options	• Earlier of: (1) 90 days or (2) Remaining Option Period

• Termination for Disability, Death or Retirement	• Forfeit Unvested Options	• Earlier of: (1) 2 years or (2) Remaining Option Period

• Termination for Cause	• Forfeit Vested and Unvested Options	• Expire

• Other Termination	• Forfeit Unvested Options	• Earlier of: (1) 90 days or (2) Remaining Option Period

• Change in Control	• Accelerated*	• *

*	The Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. If there is a termination of employment, the applicable termination provisions regarding exercise term will apply.

The vesting of certain of our named executive officers’ stock options is accelerated pursuant to the terms of their employment agreements in certain termination and/or change in control events. These terms are more fully described in “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.”

Total Compensation Comparison. Long-term equity incentives accounted for approximately 60% of total compensation for the principal executive officer and approximately 33% on average for our other named executive officers.

Executive Benefits and Perquisites

In General. We generally provide for our named executive officers and other executives to receive the same general health and welfare benefits offered to all employees. We currently provide no other perquisites to our named executive officers and other executives. We also offer participation in our defined contribution 401(k) plan. We do not match employee contributions under our 401(k) plan.

Total Compensation Comparison. Personal benefits and perquisites accounted for approximately 1% of total compensation for the principal executive officer and our other named executives officers.

Change in Control and Severance Benefits

In General. We provide the opportunity for certain of our named executive officers to be protected under the severance and change in control provisions contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the applicable position. Our severance and change in control provisions for the named executive officers are summarized in “—Employment Agreements” and “—Potential Payments upon Termination or Change in Control.” Our analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe our arrangements are reasonable in light of the fact that cash severance is limited to the greater of the term of the agreement or two years for the Principal Executive Officer (at a rate equal to his then current base salary) and twelve months for other named executive officers (at a rate equal to their then current base salary), there is no severance increase with a change in control and there are no “single trigger” benefits upon a change in control.

Compensation Committee Interlocks and Insider Participation

Members of our Compensation Committee of the Board of Directors were Mr. Eurelio M. Cavalier, Dr. Hubert E. Huckel and Dr. Konrad M. Weis. No member of our Compensation Committee was, or has been, an officer or employee of Titan or any of our subsidiaries.

No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of the Company or another entity.

Compensation Committee Report (1)

The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining experienced executive officers.

The Compensation Committee has reviewed and discussed the discussion and analysis of Titan’s compensation which appears above with management, and, based on such review and discussion, the Compensation Committee recommended to Titan’s Board of Directors that the above disclosure be included in our Annual Report on Form 10-K for the year ended December 31, 2007 and in this proxy statement.

The members of the Compensation Committee are:

Eurelio M. Cavalier, Chair

Hubert E. Huckel, M.D.

Konrad M. Weis, Ph.D.

(1)	The material in the above Audit and Compensation Committee reports is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

EXECUTIVE COMPENSATION

The following table shows information concerning the annual compensation for services provided to us by our Chief Executive Officer, the Chief Financial Officer and our three other most highly compensated executive officers during 2007 and 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total Compensation ($)
Marc Rubin, M.D. (4)	2007	$103,750	$—	$154,691	$—	$258,441
President and Chief Executive Officer	2006	—	—	—	—	—

Louis R. Bucalo, M.D. (5)	2007	493,328	—	236,160	—	729,488
Executive Chairman	2006	378,471	—	137,919	—	516,390

Sunil Bhonsle	2007	297,583	—	159,082	—	456,665
Executive Vice President and Chief Operating Officer	2006	288,421	—	87,763	—	376,184

Robert E. Farrell, J.D.	2007	248,508	—	124,026	—	372,534
Executive Vice President and Chief Financial Officer	2006	240,846	—	55,484	—	296,330

Richard C. Allen, Ph.D. (6)	2006	246,000	—	36,100	—	282,211
Executive Vice President, Cell Therapy

(1)	No bonuses were paid to our named executive officers during or related to 2007.
(2)	Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2007. The assumptions used by us with respect to the valuation of option grants are set forth in our Annual Report on Form 10-K for the year ended December 31, 2007 under “Titan Pharmaceuticals, Inc. Consolidated Financial Statements—Notes to Financial Statements—Note 1—Organization and Summary of Significant Accounting Policies—Stock Option Plans.” The individual awards reflected in the summary compensation table are summarized below:

	Grant Date	Number of Shares	Amount Recognized in Financial Statements in 2007
Marc Rubin, M.D.	10/01/2007	1,500,000	$154,691
Louis R. Bucalo, M.D.	01/03/2007	115,000	134,306
	09/24/2007	5,000	1,858
Sunil Bhonsle	01/03/2007	80,000	92,941
Robert E. Farrell, J.D.	01/03/2007	55,000	63,395

(3)	No other compensation, including perquisites, in excess of $10,000 was paid to any of our named executive officers during 2007.
(4)	Dr. Rubin’s salary has been prorated to reflect his October 1, 2007 employment start date.
(5)	Dr. Bucalo’s salary includes $106,812 in compensation related to accrued vacation. Dr. Bucalo retired and resigned from his positions with us on April 29, 2008.
(6)	Dr. Allen’s employment was terminated in March 2006. He received salary continuation payments until December 2006. Dr. Allen’s outstanding options continued to vest under the terms of his consulting agreement through February 2008.

For a description of the material terms of employment agreements with our named executive officers, see “—Employment Agreements.”

Grants of Plan-Based Awards (1)

The following table summarizes our awards made to our named executive officers under any plan in 2007.

Name	Grant Date	Approval Date (2)	Number of Shares of Common Stock Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)	Grant Date Fair Market Value of a Share ($/Sh)
Marc Rubin, M.D.	10/01/2007	08/10/2007	1,500,000	(6)	$2.40	$2,483,550	$1.66
Louis R. Bucalo, M.D.	01/03/2007	12/18/2006	115,000	(4)	3.13	262,729	2.28
	09/24/2007	09/24/2007	5,000	(5)	2.04	6,939	1.39
Sunil Bhonsle	01/03/2007	12/18/2006	80,000	(4)	3.13	182,768	2.28
Robert E. Farrell, J.D.	01/03/2007	12/18/2006	55,000	(4)	3.13	125,653	2.28

(1)	Each award was granted under the Titan Pharmaceuticals, Inc. 2002 Stock Option Plan.
(2)	All grants were approved by the Compensation Committee on the dates indicated to be granted on the indicated grant date.
(3)	Valuation assumptions are found in our Annual Report on Form 10-K for the year ended December 31, 2007 under “Titan Pharmaceuticals, Inc. Consolidated Financial Statements—Notes to Financial Statements—Note 1—Organization and Summary of Significant Accounting Policies—Stock Option Plans.”
(4)	These options vest over a two year period with fifty percent vesting on the first anniversary and the remaining fifty percent vesting in twelve equal monthly installments.
(5)	These options vest in twelve equal monthly installments beginning on September 24, 2007.
(6)	These options vest over a four year period with twenty-five percent vesting on the first anniversary and the remaining seventy-five percent vesting in thirty-six equal monthly installments.

Employee Benefits Plans

Stock Option Plans

The principal purpose of the Stock Option Plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The Stock Option Plans provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards.

2002 Stock Option Plan

In July 2002, we adopted the 2002 Stock Option Plan (2002 Plan). The 2002 Plan assumed the options which remain available for grant under our option plans previously approved by stockholders. Under the 2002 Plan and predecessor plans, a total of approximately 6.4 million shares of our common stock were authorized for issuance to employees, officers, directors, consultants, and advisers. Options granted under the 2002 Plan and predecessor plans may either be incentive stock options within the meaning of Section 422 of the Internal Revenue Code and/or options that do not qualify as incentive stock options; however, only employees are eligible to receive incentive stock options. Options granted under the option plans generally expire no later than ten years from the date of grant, except when the grantee is a 10% shareholder, in which case the maximum term is five years from the date of grant. Options generally vest at the rate of one fourth after one year from the date of grant and the remainder ratably over the subsequent three years, although options with different vesting terms are granted from time-to-time. Generally, the exercise price of any options granted under the 2002 Plan must be at least 100% of the fair market value of our common stock on the date of grant, except when the grantee is a 10% shareholder, in which case the exercise price shall be at least 110% of the fair market value of our common stock on the date of grant.

In August 2005, we adopted an amendment to the 2002 Stock Option Plan (2002 Plan) to (i) permit the issuance of Shares of restricted stock and stock appreciation rights to participants under the 2002 Plan, and (ii) increase the number of Shares issuable pursuant to grants under the 2002 Plan from 2,000,000 to 3,000,000.

2001 Stock Option Plan

In August 2001, we adopted the 2001 Employee Non-Qualified Stock Option Plan (2001 NQ Plan) pursuant to which 1,750,000 shares of common stock were authorized for issuance for option grants to employees and consultants who are not officers or directors of Titan. Options granted under the option plans generally expire no later than ten years from the date of grant. Option vesting schedule and exercise price are determined at time of grant by the Board of Directors. Generally, the exercise prices of options granted under the 2001 NQ Plan were 100% of the fair market value of our common stock on the date of grant.

Administration. The Stock Option Plans are administered by our Compensation Committee. The Compensation Committee may in certain circumstances delegate certain of its duties to one or more of our officers. The Compensation Committee has the power to interpret the Stock Option Plans and to adopt rules for the administration, interpretation and application of the plans according to their terms.

Grant of Awards; Shares Available for Awards. Certain employees, consultants and directors are eligible to be granted awards under the plans. The Compensation Committee will determine who will receive awards under the plans, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the plans.

A total of approximately 8.3 million shares of our common stock are available for issuance or delivery under our existing Stock Option Plans. The number of shares of our common stock issued or reserved pursuant to the Stock Option Plans will be adjusted at the discretion of our Board or the Compensation Committee as a result of stock splits, stock dividends and similar changes in our common stock. In addition, shares subject to grant under our prior option plans (including shares under such plans that expire unexercised or are forfeited, terminated, canceled or withheld for income tax withholding) shall be merged and available for issuance under the 2002 Stock Option Plan, without reducing the aggregate number of shares available for issuance reflected above.

Stock Options. The Stock Option Plans permit the Compensation Committee to grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The Compensation Committee will establish the duration of each option at the time it is granted, with a maximum ten-year duration for incentive stock options, and may also establish vesting and performance requirements that must be met prior to the exercise of options. Stock option grants (other than incentive stock option grants) also may have exercise prices that are less than, equal to or greater than the fair market value of our common stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of our common stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of our common stock already owned by the option holder for at least six months (or another period consistent with the applicable accounting rules) with a fair market value equal to the exercise price.

Stock Appreciation Rights. The Compensation Committee may also grant stock appreciation rights, which will be exercisable upon the occurrence of certain contingent events. Stock appreciation rights entitle the holder upon exercise to receive an amount in any combination of cash, shares of our common stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of the shares covered by the stock appreciation right over the exercise price of the right, or other securities or property owned by us.

Other Equity-Based Awards. In addition to stock options and stock appreciation rights, the Compensation Committee may also grant certain employees, consultants and directors shares of restricted stock, with terms and conditions as the Compensation Committee may, pursuant to the terms of the Stock Option Plan, establish. The Stock Option Plan does not allow awards to be made under terms and conditions which would cause such awards to be treated as deferred compensation subject to the rules of Section 409A of the Code.

Change-in-Control Provisions. In connection with the grant of an award, the Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable.

Amendment and Termination. The Compensation Committee may adopt, amend and rescind rules relating to the administration of the Stock Option Plans, and amend, suspend or terminate the Stock Option Plans, but no amendment will be made that adversely affects in a material manner any rights of the holder of any award without the holder’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. We have attempted to structure the Stock Option Plans so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Marc Rubin, M.D.	—	1,500,000	(5)	$2.40	10/01/2017
Louis R. Bucalo, M.D.	59,200	—		5.30	6/10/2008
	433,088	—		7.50	6/19/2008
	5,000	—		4.14	7/24/2008
	71,500	—		3.63	1/4/2009
	28,000	—		3.69	2/4/2009
	27,531	—		0.08	3/10/2009
	5,000	—		9.06	8/30/2009
	400,000	—		12.69	11/23/2009
	20,000	—		43.63	8/28/2010
	72,000	—		22.98	1/8/2011
	69,000	—		11.63	8/9/2011
	5,000	—		11.50	8/10/2011
	150,000	—		8.77	1/16/2012
	20,000	—		1.71	8/16/2012
	80,000	—		1.50	3/1/2013
	5,000	—		3.29	10/31/2013
	75,000	—		3.69	2/9/2014
	17,187	2,813	(1)	2.37	9/1/2014
	100,000	—		2.62	2/7/2015
	5,000	—		2.05	8/9/2015
	186,874	8,126	(2)	1.40	1/3/2016
	6,666	13,334	(3)	2.35	8/29/2016
	5,000	—		2.48	9/5/2016
	—	115,000	(2)	3.13	1/3/2017
	1,250	3,750	(4)	2.04	9/24/2017

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Sunil Bhonsle	41,600	—		5.30	6/10/2008
	165,158	—		7.50	6/19/2008
	55,600	—		3.63	1/4/2009
	21,000	—		3.69	2/4/2009
	184,000	—		12.69	11/23/2009
	42,000	—		22.98	1/8/2011
	31,500	—		11.63	8/9/2011
	90,000	—		8.77	1/16/2012
	50,000	—		1.50	3/1/2013
	60,000	—		3.69	2/9/2014
	70,000	—		2.62	2/7/2015
	129,374	5,626	(2)	1.40	1/3/2016
	6,666	13,334	(3)	2.35	8/29/2016
	—	80,000	(2)	3.13	1/3/2017

Robert E. Farrell, J.D.	66,000	—		12.68	11/23/2009
	30,000	—		22.98	1/8/2011
	22,500	—		11.63	8/9/2011
	60,258	—		3.77	6/4/2012
	68,294	—		1.71	8/16/2012
	35,000	—		1.50	3/1/2013
	35,000	—		3.69	2/9/2014
	45,000	—		2.62	2/7/2015
	64,687	2,813	(2)	1.40	1/3/2016
	28,125	16,875	(2)	2.09	9/21/2016
	—	55,000	(2)	3.13	1/3/2017

(1)	These options vest in forty-eight equal monthly installments beginning on September 1, 2004.
(2)	These options vest over a two year period with fifty percent vesting on the first anniversary and the remaining fifty percent vesting in twelve equal monthly installments.
(3)	These options vest in forty-eight equal monthly installments beginning on August 29, 2006.
(4)	These options vest in twelve equal monthly installments beginning on September 24, 2007.
(5)	These options vest over a four year period with twenty-five percent vesting on the first anniversary and the remaining seventy-five percent vesting in thirty-six equal monthly installments.

There were no option exercises by our named executive officers in 2007. To date, we have not granted any stock awards to our named executive officers.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests. We sponsor a tax qualified defined contribution 401(k) plan in which Dr. Rubin, Dr. Bucalo, Mr. Bhonsle, and Mr. Farrell participate.

Employment Agreements

Employment Agreement with Marc Rubin

We are party to an employment agreement with Dr. Rubin that provides for an annual salary of $415,000 and an annual discretionary bonus of 0-50% based on the achievement of individual and company performance goals to be established by Dr. Rubin in consultation with senior management and approved by our Board of Directors. Upon joining Titan, Dr. Rubin received options to acquire 1,500,000 shares of our common stock, which vest monthly over a four-year period, subject to a requirement of at least 12 months of employment for the vesting of any options. Notwithstanding the foregoing, all unvested options automatically will become vested and exercisable immediately prior to the occurrence of a change of control. Dr. Rubin’s employment may be terminated by either party at any time for any reason by giving written notice to the other party. In the event his employment is terminated by us without Cause or by Dr. Rubin for Good Reason, or in the event of his death of Disability (as such terms are defined in the agreement), Dr. Rubin will be entitled to 12 months’ severance and if such termination occurs during the first year of employment, 25% of the options granted to Dr. Rubin will become immediately vested and exercisable. If such termination occurs after five years of employment, he will be entitled to 24 months’ severance.

Employment Agreement with Louis R. Bucalo

In connection with the restructuring of management, we entered into an agreement with Dr. Louis Bucalo pursuant to which he will continue to serve as Executive Chairman for an annual salary of $375,000 during the first two years of the agreement and $187,500 thereafter. Dr. Bucalo would have been eligible for an annual discretionary bonus based on performance criteria to be established by the Board of Directors. Dr. Bucalo’s employment could have been terminated by either party at any time for any reason by giving written notice to the other party. Pursuant to the agreement, in the event his employment were terminated by the Company without Cause or by Dr. Bucalo for Good Reason, or in the event of his death of Disability (as such terms are defined in the agreement), Dr. Bucalo would have been entitled to 24 months’ severance, the 150,000 options he was granted in January 2008 will vest in full immediately, and all of his other options will continue to vest in accordance with their respective vesting schedules during such 24-month period.

Dr. Bucalo retired and resigned from his positions with us on April 29, 2008, and we entered into an agreement with him pursuant to which the Company will pay Dr. Bucalo his base monthly salary at the rates provided for in his employment agreement through May 14, 2010 (the “Compensation Period”). The agreement provides that the January 2008 annual grant of 150,000 options to Dr. Bucalo will vest in full immediately. All other options held by Dr. Bucalo will continue to vest in accordance with their terms and shall remain exercisable during the Compensation Period.

Employment Agreements with Other Executive Officers

We are party to employment agreements with Sunil Bhonsle and Robert E. Farrell which were amended in December 2007 in order to maintain parity with the agreement with Drs. Rubin and Bucalo described above. The employment agreements generally provide for a base salary and eligibility to receive an annual performance bonus up to a specified percentage of base salary. The actual amount of the annual bonus is discretionary and determined based upon the executive’s performance, our performance and certain performance targets approved by our Compensation Committee. The agreements also grant options to purchase shares of common stock and contain customary non-competition and non-solicitation provisions.

The agreements provide that such individuals will be entitled to 12 months’ severance in the event that their employment is terminated by us without Cause or by them for Good Reason, as such terms are defined in the agreements or six months in the event of their death or disability. The agreements provide for the continued vesting of the employees’ stock options during the severance period in the event of termination without Cause or for Good Reason.

Potential Payments Upon Termination or Change in Control

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, as of December 31, 2007, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

Cash Severance
Marc Rubin, M.D.	$34,583 per month for 24 months
Louis R. Bucalo, M.D.	$31,250 per month for 21 months
$15,625 per month for 3 months
Sunil Bhonsle	$24,825 per month for 12 months
Robert E. Farrell, J.D.	$20,725 per month for 12 months

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive not for good reason. Severance or benefits, as defined under “Employment Agreements,” are provided for the executive officers in the event of death or disability. A change in control does not affect the amount or timing of these cash severance payments.

Assuming the employment of our named executive officers were to be terminated without cause or for good reason, each as of December 31, 2007, the following individuals would be entitled to accelerated vesting of their outstanding stock options described in the table below:

	Value of Equity Awards: Termination Without Cause or For Good Reason (1)	Value of Equity Awards: In Connection With a Change in Control (1)
Marc Rubin, M.D.	None	Fully Vested. 1,500,000 options with no value

Louis R. Bucalo, M.D.	None	Fully Vested. 143,023 options with value of $2,275

Sunil Bhonsle	None	Fully Vested. 98,960 options with value of $1,575

Robert E. Farrell, J.D.	None	Fully Vested. 74,688 options with value of $788

(1)	Values are based on the aggregate difference between the respective exercise prices and the closing sale price of our common stock on December 31, 2007, which was $1.68 per share.

DIRECTOR COMPENSATION

Summary of Director Compensation

Non-employee directors are entitled to receive a fee for each meeting attended and all directors are entitled to receive stock options pursuant to our stockholder-approved stock option plans, including an initial grant of 10,000 options upon becoming a director, a biennial grant of 20,000 options thereafter, and an annual grant of 5,000 options for each committee on which they serve. During 2007, each director was granted an annual option to purchase 5,000 shares of our common stock at an exercise price of $2.04, which was equal to the fair market value of our common stock at date of grant, with respect to each committee of the Board on which each director served. In addition to having their out-of-pocket expenses reimbursed, non-employee directors received $2,500 for each Board of Directors meeting attended in 2007. Directors are not precluded from serving us in any other capacity and receiving compensation therefore. Non-employee directors also receive an annual retainer fee of $5,000 in addition to the fee received for each meeting attended. Commencing in 2008, the annual retainer paid to non-employee directors will increase from $5,000 to $15,000 and the biennial grant of 20,000 options will be replaced with an annual grant of 10,000 options to align the grants with the term of the directors.

The following table summarizes compensation that our directors earned during 2007 for services as members of our Board.

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)	All Other Compensation ($)	Total ($)
Victor J. Bauer, Ph.D.	15,000	—	—	15,000
Eurelio M. Cavalier	15,000	20,817	—	35,817
Hubert E. Huckel, M.D.	15,000	20,817	—	35,817
Joachim Friedrich Kapp, M.D., Ph.D.	15,000	—	—	15,000
M. David MacFarlane, Ph.D.	15,000	13,878	—	28,878
Ley S. Smith	15,000	20,817	—	35,817
Konrad M. Weis, Ph.D.	15,000	13,878	—	28,878

(1)	Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2007. The assumptions we used with respect to the valuation of option grants are set forth in our Annual Report on Form 10-K for the year ended December 31, 2007 under “Titan Pharmaceuticals Inc. Consolidated Financial Statements—Notes to Financial Statements—Note 1—Summary of Significant Accounting Policies—Stock-Based Compensation.” The aggregate option awards outstanding for each person in the table set forth above as of December 31, 2007 are as follows:

Name	Vested	Unvested	Exercise Price
Victor J. Bauer, Ph.D.	264,394	16,356	$10.41
Eurelio M. Cavalier	167,394	27,606	$7.56
Hubert E. Huckel, M.D.	194,686	27,814	$9.40
Joachim Friedrich Kapp, M.D., Ph.D.	16,666	13,334	$2.23
M. David MacFarlane, Ph.D.	76,353	23,647	$2.55
Ley S. Smith	164,894	27,606	$9.50
Konrad M. Weis, Ph.D.	146,561	24,064	$10.24

The grant date fair values of option grants to our directors in 2007 are as follows:

Name	Options	Grant Date	Grant Date Fair Value ($)
Eurelio M. Cavalier	15,000	9/24/2007	$20,817
Hubert E. Huckel, M.D.	15,000	9/24/2007	20,817
M. David MacFarlane, Ph.D.	10,000	9/24/2007	13,878
Ley S. Smith	15,000	9/24/2007	20,817
Konrad M. Weis, Ph.D.	10,000	9/24/2007	13,878

Assumptions for calculating the grant date fair values are found in our Annual Report on Form 10-K for the year ended December 31, 2007 under “Titan Pharmaceuticals Inc. Consolidated Financial Statements—Notes to Financial Statements—Note 1—Summary of Significant Accounting Policies—Stock-Based Compensation.”

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth aggregate information regarding our equity compensation plans in effect as of December 31, 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (c)
Equity compensation plans approved by security holders	5,208,004	$6.52	841,496
Equity compensation plans not approved by security holders (1)(2)	3,215,769	$5.28	355,197

Total	8,423,773	$6.05	1,196,693

(1)	In August 2002, we amended our 2001 Employee Non-Qualified Stock Option Plan. Pursuant to this amendment, a total of 1,750,000 shares of common stock were reserved and authorized for issuance for option grants to employees and consultants who are not officers or directors of Titan.
(2)	In November 1999 and in connection with the redemption of warrants, we granted 813,000 non-qualified stock options outside of our stock option plans to our executive officers, at an exercise price of $12.69, vesting equally over 36 months from the date of grant.

For a discussion of our option plans, see “Executive Compensation—Employee Benefit Plans.”

Certain Relationships

Certain Relationships and Related Transactions.

None.

AUDIT RELATED MATTERS

Report of the Audit Committee

The Audit Committee consists of three directors, Ley S. Smith, M. David MacFarlane and Hubert E. Huckel, each of whom meets the independence requirements and standards currently established by the American Stock Exchange and the SEC. The Audit Committee operates under a written charter, a copy of which was included with this proxy statement.

The Audit Committee oversees the Company’s financial control and reporting processes on behalf of the Board of Directors. Management is responsible for the financial reporting process including the systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. The independent auditors are responsible for planning and performing an audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for auditing management’s assessment of internal control over financial reporting. The independent auditor is responsible for expressing an opinion on those financial statements and on management’s assessment and the effectiveness of internal control over financial reporting based on their audit.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007 with management and the independent auditors, including a discussion of the adoption of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements and those matters required to be discussed under SAS 61, as amended by SAS 90. In addition, the Audit Committee has received the written disclosures and letter from the independent auditors as required by Independence Standards Board No. 1, and has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board No.1.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of Odenberg, Ullakko, Muranishi & Co. LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.

Ley S. Smith, Chair

Hubert E. Huckel, M.D.

M. David MacFarlane, Ph.D.

(1)	The material in the above Audit Committee reports is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

Principal Accountant Fees and Services

Aggregate fees billed by Odenberg, Ullakko, Muranishi & Co. LLP, an independent registered public accounting firm, during the fiscal years ended December 31, 2007 and 2006 were as follows:

	2007	2006
Audit Fees	$217,662	$211,600
Audit-Related Fees	10,500	3,000
Tax Fees	37,064	27,590
All Other Fees	—	—

Total	$265,226	$242,190

Audit Fees—This category includes aggregate fees billed by our independent auditors for the audit of our annual financial statements, audit of management’s assessment and effectiveness of internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings for those fiscal years.

Audit-Related Fees—This category consists of services by our independent auditors that, including accounting consultations on transaction related matters, are reasonably related to the performance of the audit or review of our financial statements and are not reported above under Audit Fees.

Tax Fees—This category consists of professional services rendered for tax compliance and preparation of our corporate tax returns and other tax advice.

All Other Fees—During the years ended December 31, 2007 and 2006, Odenberg, Ullakko, Muranishi & Co. LLP did not incur any fees for other professional services.

The Audit Committee reviewed and approved all audit and non-audit services provided by Odenberg, Ullakko, Muranishi & Co. LLP and concluded that these services were compatible with maintaining its independence. The Audit Committee approved the provision of all non-audit services by Odenberg, Ullakko, Muranishi & Co. LLP.

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to Titan by its independent auditor.

Prior to the engagement of the independent auditors for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the independent auditors during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis.

Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

•	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to Titan;

•	provision by the independent auditors to Titan of strategic consulting services of the type typically provided by management consulting firms; or

•

the retention of the independent auditors in connection with a transaction initially recommended by the independent auditors, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of Titan’s financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of Titan who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by Titan, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by Titan.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of April 2, 2008, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned (2)		Percent of Shares Beneficially Owned
Marc Rubin, M.D.	130,000		*
Victor J. Bauer, Ph.D.	277,206	(3)	*
Sunil Bhonsle	1,169,334	(4)	2.0%
Eurelio M. Cavalier	207,811	(5)	*
Robert E. Farrell, J.D.	624,298	(6)	1.1%
Hubert Huckel, M.D.	271,354	(7)	*
Dr. Joachim Friedrich Kapp, M.D., Ph.D.	68,750	(8)	*
M. David MacFarlane, Ph.D.	94,478	(9)	*
Ley S. Smith	185,311	(10)	*
Konrad M. Weis, Ph.D.	213,802	(11)	*
Arnhold and S. Bleichroeder Advisors, LLC	6,916,899	(12)	11.9%
Jennison Associates, LLC	5,700,000	(13)	9.8%
Prudential Financial, Inc.	8,553,700	(14)	14.7%
All executive officers and directors as a group (10) persons	3,242,344		5.6%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.
(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 2, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
(3)	Includes 268,562 shares issuable upon exercise of outstanding options.
(4)	Includes 1,007,940 shares issuable upon exercise of outstanding options.
(5)	Includes 177,811 shares issuable upon exercise of outstanding options.
(6)	Includes 503,718 shares issuable upon exercise of outstanding options.
(7)	Includes (i) 205,311 shares issuable upon exercise of outstanding options, (ii) 200 shares held by Dr. Huckel’s son, and (iii) 3,643 shares held by his wife.
(8)	Includes 18,750 shares issuable upon exercise of outstanding options.
(9)	Includes 84,478 shares issuable upon exercise of outstanding options.
(10)	Includes 175,311 shares issuable upon exercise of outstanding options.
(11)	Includes 155,013 shares issuable upon exercise of outstanding options.
(12)	Derived from a Schedule 13G filed by Arnhold and S. Bleichroeder Advisors, LLC on January 8, 2008.
(13)	Derived from a Schedule 13G filed by Jennison Associates, LLC on March 10, 2008.
(14)	Derived from a Schedule 13G filed by Prudential Financial, Inc. on January 10, 2008

PROPOSAL NO. 2

Approval of an amendment to our

Certificate of Incorporation to increase the authorized

number of Shares to 125,000,000 from 75,000,000.

On February 7, 2008, our Board of Directors unanimously adopted a resolution approving a proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of Shares that we are authorized to issue from 75,000,000 to 125,000,000 (the “Amendment”), subject to stockholder approval at the Annual Meeting.

A form of the Amendment is attached to this Proxy Statement as Appendix A. The additional 50,000,000 shares of Common Stock, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. Each holder of Common Stock is entitled to one vote per share on all matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights. The holders of Common Stock share ratably on a per share basis in any dividends when, as and if declared by the Board of Directors out of funds legally available therefor and in all assets remaining after the payment of liabilities in the event of the liquidation, dissolution or winding up of the Company. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Purposes and certain possible effects of

increasing the number of authorized Shares

Our Amended and Restated Certificate of Incorporation, as amended to date, authorizes us to issue 75,000,000 Shares and 5,000,000 shares of preferred stock, $0.001 par value per share.

As of the Record Date we had issued and outstanding 58,281,460 Shares and no shares of preferred stock issued and outstanding. At that date, there were an additional 6,650,000 shares issuable upon the exercise of warrants, 750,000 Shares issuable upon the occurrence of certain events in connection with our acquisition of Developmental Therapeutics Inc. and 9,159,173 Shares issuable or available for issuance pursuant to our stock option plans.

At December 31, 2007, we had $30.0 million of cash, cash equivalents, and marketable securities compared to $13.7 million at December 31, 2006. We expect to continue to incur substantial additional operating losses from costs related to continuation and expansion of product and technology development, clinical trials, and administrative activities. However, we believe that we currently have sufficient working capital to sustain our planned operations thru the end of 2008. We will need to seek additional financing to continue our product development activities (for which we will require additional shares of Common Stock authorized for issue), and will be required to obtain substantial funding to commercialize any products other than iloperidone or Spheramine that we may successfully develop. Although we do not have any agreements, arrangements or understandings with respect to the issuance of the shares to be authorized by the proposed amendment, we are exploring various financing alternatives and it is likely that any additional capital we are seeking to raise will be through the sale of the Shares or securities exercisable for or convertible into Shares, including a portion of the Shares that would be authorized by the adoption of the amendment to our Amended and Restated Certificate of Incorporation.

The Board of Directors believes that the increase in the number of authorized Shares at this time will provide us with the flexibility to execute our business plan by having an adequate number of authorized but unissued Shares available to facilitate potential equity financings, acquisitions, business combinations, stock dividends, stock options, stock splits, recapitalizations and other general corporate purposes, without the expense or delay attendant in seeking stockholder approval at a special or annual meeting at a time when such Shares would be needed (except as may be required by law or by any stock exchange or over-the-counter market on which our securities may then be listed).

The failure to approve the proposal will limit our ability to finance our working capital needs and may prevent us from executing business activities and initiatives proposed by management and approved by the Board of Directors. If this proposal is approved, prior to any issuance of Shares, the Board of Directors will consider factors including, among others, management’s proposed business plan, the then current market price of the Shares, the proposed offering price of the Shares, the potential dilution to our stockholders, our working capital needs, and the terms and availability of alternative sources of financing.

Although it is not the purpose of the proposed Amendment, the authorized but unissued Shares also could be used by the Board of Directors to discourage, delay or make more difficult a change in control of the Company. The Board of Directors is not aware of any pending or proposed effort to acquire control of the Company.

The proposed Amendment will not affect the rights of existing holders of Shares except to the extent that any future issuances of Shares will reduce each existing stockholder’s proportionate ownership of our equity.

If the proposed Amendment is approved, it will become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES FROM 75,000,000 TO 125,000,000.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT AUDITORS

Subject to ratification by the stockholders, the Audit Committee has reappointed Odenberg, Ullakko, Muranishi & Co. LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2008.

A representative of Odenberg, Ullakko, Muranishi & Co. LLP is expected to be present at the annual meeting, with the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

If the selection of Odenberg, Ullakko, Muranishi & Co. LLP is not ratified, or if prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors whose selection for any period subsequent to the next annual meeting will be subject to stockholder ratification at such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF APPOINTMENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP AS TITAN’S INDEPENDENT AUDITORS FOR 2008.

GENERAL

Management does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Titan will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mail, officers and regular employees of Titan may solicit proxies without additional compensation, by telephone or telegraph. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.

Titan will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2007 (as filed with the SEC) including the financial statements thereto. All such requests should be directed to Sunil Bhonsle, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board or any individual director must mail a communication addressed to the Board or the individual director to the Board of Directors, c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.

WHERE YOU CAN FIND MORE INFORMATION

Titan files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Titan’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

STOCKHOLDER PROPOSALS

The Annual Meeting of Stockholders for the fiscal year ending December 31, 2008 is expected to be held in May 2009. Any stockholder proposal intended to be included in the Company’s proxy statement and form of proxy for presentation at the 2009 Annual Meeting of Stockholders (the “2009 Meeting”) pursuant to Rule 14a-8 (“Rule 14a-8”), as promulgated under the Securities Exchange Act of 1934, must be received by the Company not later than December 8, 2008. As to any proposals submitted for presentation at the 2009 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2009 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before February 21, 2009.

By Order of the Board of Directors,

Marc Rubin President and Chief Executive Officer

Dated: May 1, 2008

APPENDIX A

Form of Proposed Amendment to Article Fourth of the Company’s Certificate of Incorporation.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TITAN PHARMACEUTICALS, INC.

It is hereby certified as follows:

The name of the corporation is: Titan Pharmaceuticals, Inc. (the “Corporation”).

The certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 7, 1992 (the “Certificate of Incorporation”).

The Certificate of Incorporation is hereby amended by striking Article FOURTH thereof in its entirety and substituting in lieu thereof a new Article FOURTH, which shall read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall be authorized to issue is One Hundred Thirty Million (130,000,000) shares, of which One Hundred Twenty-Five Million (125,000,000) shall be designated as Common Stock, par value of $.001 per share, and Five Million (5,000,000) shall be designated as Preferred Stock, par value of $.001 per share.”

FOURTH: This Certificate of Amendment of Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FIFTH: Pursuant to a resolution of the Board of Directors and in accordance with Section 228 of the Delaware General Corporation Law, a written consent of the stockholders of the Corporation approved the amendment by a vote of the necessary number of shares required by statute.

IN WITNESS WHEREOF, the undersigned affirms that the statements made herein are true under the penalties of perjury, this     day of                     2008.

Name: Title:

A-1

APPENDIX B

AUDIT COMMITTEE CHARTER

OF

TITAN PHARMACEUTICALS, INC.

MISSION STATEMENT

The Audit Committee of Titan Pharmaceuticals, Inc. (the “Company”) has been established by the board of directors of the Company (the “Board”) to assist the Board in fulfilling its responsibilities to oversee the Company’s financial and accounting operations. The Audit Committee will review and be responsible for, among other things, the Company’s system of internal controls, its financial reporting process, the audit process, and the Company’s processes for monitoring compliance with laws and regulations. In performing its duties, the Audit Committee will maintain effective working relationships with the Board, management, the Company’s internal auditors, and the independent auditors. The Audit Committee will confirm with the independent auditor its understanding that it has access to the Audit Committee at any time.

ORGANIZATION AND MEETINGS

Audit Committee Composition

The Audit Committee shall consist of such number of members as the Board shall determine, but in no event less than three members. The Board shall designate one member of the Audit Committee to be the Chairperson. Each member of the Audit Committee must be independent, as defined under applicable Securities and Exchange Commission (“SEC”) and stock exchange rules and regulations as they currently exist and as they may be amended from time to time.

Each member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or, if and so long as permitted under applicable stock exchange rules, become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Audit Committee members shall have such other qualifications as the Board may from time to time deem appropriate in light of the mission of the Audit Committee.

At least one member of the Audit Committee shall qualify as an “audit committee financial expert” in compliance with the requirements established under applicable SEC and stock exchange laws and regulations as they currently exist and as they may be amended from time to time.

Notwithstanding anything to the contrary in this charter, if permitted by applicable SEC and stock exchange laws and regulations in effect from time to time, one director who (i) is not independent as defined under applicable stock exchange rules, and (ii) is not a current employee or an immediate family member (as defined under applicable stock exchange rules) of such employee, may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required in the best interests of the Company and its stockholders. In such event, the Board will disclose in the Company’s next annual proxy statement the nature of that director’s relationship with the Company and the reasons for that determination.

If the Company fails to comply with the Audit Committee composition requirements under applicable SEC and stock exchange rules and regulations, the Company shall have an opportunity to cure such defect as provided under such rules.

Term; Meetings

The Committee shall meet at least quarterly, or more frequently as it deems appropriate and as circumstances dictate. Any member of the Committee may call a special meeting of the Committee. Meetings of the Committee may be held telephonically.

The Committee shall periodically meet with each of management (including the Chief Financial Officer) and the independent auditors (including the audit engagement partner) in separate executive sessions to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee expects to meet with the independent auditors and management quarterly to review the Company’s financial statements.

The Committee may invite to its meetings any director, member of management of the company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

ROLE AND RESPONSIBILITIES

The Committee’s primary responsibility is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. The Committee also recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. The Committee shall also perform any other activities consistent with this Charter as the Audit Committee or the Board deems necessary or appropriate or as may be required under applicable SEC and stock exchange rules and regulations in effect from time to time.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

Corporate Governance

1.	Report on its meetings, proceedings and other activities at each regularly scheduled meeting of the Board, to the extent appropriate.

2.	Review and reassess the adequacy of this Charter at least annually. Submit changes to this Charter to the Board for approval.

3.	Review and approve all transactions with affiliates, related parties, directors and executive officers.

4.	Review the procedures for the receipt and retention of, and the response to, complaints received regarding accounting, internal control or auditing matters.

5.	Review the procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6.	Review with management and the independent auditors, at least once annually, all correspondence with regulatory authorities and all employees complaints or published reports that raise material issues regarding the financial statements or accounting policies.

Independent Auditors

1.	Appoint, compensate, retain and oversee the work of any independent auditor engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of conducting the annual audit of the Company’s books and records, preparing or issuing an audit report or performing other audit review or attest services for the Company.

2.	Obtain and review, at least once annually, a report by the independent auditors describing (i) their internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review or peer review or by any inquiry or investigation by any governmental or professional authority within the preceding five years, in each case with respect to one or more independent audits carried out by them, (iii) all material steps taken to deal with any such issues and (iv) all relationships between them and the Company.

3.	Review annually the independence of the independent auditors by (i) receiving from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company in accordance with Independence Standards Board Standard No. 1, (ii) discuss with the independent auditors all disclosed relationships between the independent accounts and the Company and all other disclosed relationships that may impact the objectivity and independence of the independent auditors and (iii) discussing with management its evaluation of the independence of the independent auditors.

4.	Obtain from the independent auditors assurance that the lead audit partner and the audit partner responsible for reviewing the audit have been and will be rotated at least once every five years and each other audit partner has been and will be rotated at least once every seven years, in each case, in accordance with Section l0A of the Securities Exchange Act of 1934, as amended (the “Act”) and the rules promulgated thereunder.

5.	Review and pre-approve, all audit, review or attest services (including comfort letters in connection with securities underwritings and tax services) and all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Exchange Act and the rules promulgated thereunder, and, in connection therewith, the terms of engagement. The Audit Committee may designate one member to approve such non-audit services, but that member must inform the Audit Committee of the approval at the next meeting of the Audit Committee. All such approvals and procedures must be disclosed in periodic reports filed with the SEC.

6.	Review and approve all compensation to the independent auditors for all audit and non-audit services.

7.	Review regularly with the independent auditors any audit problems or difficulties and management’s response, including restrictions on the scope of activities of the independent auditors or access by the independent auditors to requested information, and significant disagreements between the independent auditors and management.

8.	Present conclusions with respect to the independent auditors to the Board.

Audits and Accounting

Before the commencement of the annual audit, the Audit Committee will meet with financial management and the independent auditor to review and approve the plan, scope, staffing, fees and timing of the annual audit. The Audit Committee shall:

1.	After completion of the audit of the financial statements, review with management and the independent auditors the results of the audit, the audit report, the management letter relating to the audit report, all significant questions (resolved or unresolved) that arose and all significant difficulties that were encountered during the audit, the disposition of all audit adjustments identified by the independent auditors, all significant financial reporting issues encountered and judgments made during the course of the audit (including the effect of different assumptions and estimates on the financial statements) and the cooperation afforded or limitations (including restrictions on scope or access), if any, imposed by management on the conduct of the audit.

2.	Review, prior to filing, all annual reports on Form 10-K and all quarterly reports on Form 10-Q, to be filed with the SEC. Discuss with management and the independent auditors, where practicable, prior to filing, the financial statements (including the notes thereto) and the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

3.	Review with management and the independent auditors, at least annually, (i) all significant accounting estimates, (ii) all significant off balance sheet financing arrangements and their effect on the financial statements, (iii) all significant valuation allowances and liability, restructuring and other reserves, (iv) the effect of regulatory and accounting initiatives, and (v) the adequacy of financial reporting.

4.	Review with management and the independent auditors all reports delivered by the independent auditors in accordance with Section 10A(k) of the Securities Exchange Act of 1934 with respect to critical accounting policies and practices used, alternative treatments of financial information available under GAAP and other written communications (including letters under SAS No. 50) between the independent auditors and management, together with their ramifications and the preferred treatment by the independent auditors.

5.	Discuss with the independent auditor and management the independent auditor’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, as applied in the Company’s financial reporting in accordance with SAS No. 61.

6.	Review and discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be generally of disclosure and reporting policies. The Committee need not discuss in advance each earnings press release or each instance in which the Company may provide earnings guidance.

7.	Prepare the report required by the SEC to be included in the Company’s annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

Monitoring of Internal Controls Systems

1.	Meet separately in executive session, at least annually, with the Company’s principal accounting officer to discuss:

a)	the scope of internal accounting and auditing procedures then in effect;

b)	the Company’s means for monitoring compliance by Company personnel with Company policies and procedures and applicable law; and

c)	the extent to which recommendations made by the principal accounting officer or independent auditor have been implemented.

2.	Review, based upon the recommendation of the independent auditors and financial management, the scope and plan of the work to be done by the internal audit group and the responsibilities, budget and staffing needs of the internal audit group.

3.	Review on an annual basis the performance of the internal audit group.

4.	In consultation with the independent auditors and the internal audit group, the accounting and financial controls, review the adequacy of the Company’s internal control structure and procedures designed to insure compliance with laws and regulations, and any special audit steps adopted in light of material deficiencies and controls.

5.	Review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the design and operation of the Company’s internal control structure and procedures for financial reporting, as well as the Company’s disclosure controls and procedures, with respect to each annual and quarterly report that the Company is required to file under the Securities Exchange Act of 1934 and (ii) the independent auditors’ attestation, and report, on the assessment made by management.

Other

1.	Engage and determine funding for independent counsel and other advisors as it determines necessary to carry out its duties.

2.	Conduct any and all investigations it deems necessary or appropriate.

Adopted: May 27, 2004

APPENDIX C

Nominating Committee Charter

The Nominating Committee of the Board of Directors of Titan Pharmaceuticals, Inc. (the “Board”) shall consist of a minimum of three directors, each of which shall meet the independence requirements and standards established from time to time by the American Stock Exchange. The Nominating Committee shall meet at least once a year.

The purpose of the Nominating Committee shall be to assist the Board in identifying qualified individuals to become board members, in determining the composition of the Board and in monitoring a process to assess Board effectiveness.

In furtherance of this purpose, the Nominating Committee shall have the following authority and responsibilities:

1.	Make recommendations to the Board regarding the size and composition of the Board, establish procedures for the nomination process and screen and recommend candidates for election to the Board.

2.	To review with the Board from time to time the appropriate skills and characteristics required of Board members.

3.	To establish and administer a periodic assessment procedure relating to the performance of the Board as a whole and its individual members.

The Nominating Committee shall have the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion.

The Nominating Committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as it may deem appropriate in its sole discretion. The Nominating Committee shall have sole authority to approve related fees and retention terms.

The Nominating Committee shall report its actions and recommendations to the Board after each committee meeting.

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APPENDIX D

COMPENSATION COMMITTEE CHARTER
OF
TITAN PHARMACEUTICALS, INC.

The Compensation Committee of the Board of Directors of Titan Pharmaceuticals, Inc. (the “Board”) shall consist of a minimum of three directors, each of which shall meet the independence requirements and standards established from time to time by the Securities and Exchange Commission (the “SEC”) and any such securities exchange on which the Company’s securities are listed or quoted for trading, or which directors shall constitute the majority of the directors of the Board meeting the independence requirements and standards established from time to time by the SEC and any such securities exchange on which the Company’s securities are listed or quoted for trading (collectively with such other laws, rules and regulations, the “Securities Regulations”). The members of the Compensation Committee shall serve until their successors are appointed and qualify. The Board shall have the power at any time to remove members of the Compensation Committee and to fill vacancies in it, subject to such new member(s) satisfying the above requirements. The Board shall designate one member of the Compensation Committee to be the Chairperson. The Compensation Committee shall meet at least once a year.

The purpose of the Compensation Committee shall be to assist the Board in determining the compensation of the Chief Executive Officer (“CEO”), the Executive Chairman of the Board (“Chairman”), the Chief Operating Officer, the Chief Financial Officer and other executive officers of the Company (collectively, the “Executives”) and make recommendations to the Board with respect to the compensation of the non-Executive officers of the Company and the independent directors.

In furtherance of this purpose, the Compensation Committee shall have the following authority and responsibilities:

1.    Annually review the Company’s corporate goals and objectives relevant to the Executives’ compensation; evaluate the Executives’ performance in light of such goals and objectives; and, either as a Compensation Committee or, together with the other independent directors (as directed by the Board), determine and approve the Executives’ compensation level based on this evaluation. In determining the long-term incentive component of the Executives’ compensation, the Compensation Committee will consider the Company’s performance, the value of similar incentive awards to the Executives at comparable companies, the awards given to the Executives in past years and any relevant legal requirements and associated guidance of the Securities Regulations.

2.    Annually review and make recommendations to the Board with respect to non-Executive officer and independent director compensation to assist the Board in making the final determination as to non-Executive officer and independent director compensation.

3.    Attempt to ensure that the Company’s compensation program is effective in attracting and retaining key employees, reinforce business strategies and objectives for enhanced stockholder value, and administer the compensation program in a fair and equitable manner consistent with established policies and guidelines.

4.    Administer the Company’s incentive-compensation plans and equity-based plans, insofar as provided therein.

5.    Make recommendations to the Board regarding approval, disapproval, modification, or termination of existing or proposed employee benefit plans.

6.    Approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Compensation Committee or Board.

7.    Approve the policy for authorizing claims for expenses from the CEO and Chairman.

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8.    Review and assess the adequacy of this charter annually.

9.    Review and approve the compensation disclosure and analysis prepared by the Company’s management, as required to be included in the Company’s proxy statement or annual report on Form 10-K, Form 10-KSB or equivalent, filed with the SEC.

The Compensation Committee shall have the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion. The CEO of the Company may not be present during voting or deliberations of the Compensation Committee with respect to his compensation.

Notwithstanding anything to the contrary in this charter, if permitted by applicable Securities Regulations in effect from time to time, one director who (i) is not independent as defined under applicable stock exchange rules, and (ii) is not a current employee or an immediate family member (as defined under applicable stock exchange rules) of such employee, may be appointed to the Compensation Committee if the Board, under exceptional and limited circumstances, determines that membership on the Compensation Committee by the individual is required in the best interests of the Company and its stockholders. In such event, the Board will disclose in the Company’s next annual proxy statement (or in its next annual report on SEC Form 10-K, 10-KSB or equivalent if the Company does not file an annual proxy statement), subsequent to such determination, the nature of that director’s relationship with the Company and the reasons for that determination. A member appointed under this exception may not serve longer than two years.

The Compensation Committee shall have the authority to retain outside counsel and any other advisors as it may deem appropriate in its sole discretion. The Compensation Committee shall have sole authority to approve related fees and retention terms.

The Compensation Committee shall report its actions and recommendations to the Board after each committee meeting.

Adopted: March 26, 2008.

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FOLD AND DETACH HERE AND READ THE REVERSE SIDE

The shares of Common Stock represented by this proxy will be voted as directed; however, if no direction is given, the shares of Common Stock will be voted FOR the election of the nominees, FOR the approval of the amendment to the Certificate of Incorporation and FOR the approval of the appointment of Odenberg, Ullakko, Muranishi & Co. LLP as the independent auditors of the Company.

Please mark

your vote

like this

FOR all nominees listed

below (except as marked

to the contrary below)

WITHHOLDING

AUTHORITY to vote for

all nominees listed below

1. Election of Directors

Nominees: Victor J. Bauer, Ph.D., Sunil Bhonsle,

Eurelio M. Cavalier, Hubert E. Huckel, M.D.,

Joachim Friedrich Kapp, M.D., Ph.D., M. David MacFarlane, Ph.D.,

Marc Rubin, M. D., Ley S. Smith and Konrad M.Weis, Ph.D.

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee’s name on the line provided to the right.)

2. Approval of Amendment to Certificate of Incorporation.

3. Ratification of the appointment of Odenberg, Ullakko,

Muranishi & Co. LLP as independent auditors.

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature Signature if held jointly Date , 2008

(Please date, sign as name appears at the left, and return promptly. If the shares are registered in the names of two or more persons, each person should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

TITAN PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Marc Rubin or Sunil Bhonsle as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at 400 Oyster Point Boulevard, Suite 505, South San Francisco,

California 94080 on May 29, 2008 at 9:00 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE